On October 21, 2009, there was a special joint meeting of shareholders of the AZL First Trust Target Double Play Fund,
AZL PIMCO Fundamental IndexPLUS Total Return Fund and AZL
TargetPLUS Equity Fund.

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL First Trust Target Double Play Fund, which is a series of the Allianz Variable Insurance Products Trust
(the VIP Trust), and the AZL S&P 500 Index Fund
(the Acquiring Fund), which is another series of the VIP Trust;

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL PIMCO Fundamental IndexPLUS Total Return Fund, also a series of the VIP Trust, and the Acquiring Fund; and

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL TargetPLUS Equity Fund, also a series of the VIP
Trust, and the Acquiring Fund; and

Under all of the Plans, the Acquiring Fund would acquire all of the assets and assume all of the liabilities of each Acquired Fund in exchange for shares of the Acquiring Fund, which would be distributed proportionately to the shareholders of the Acquired Funds in complete liquidation of the Acquired Funds, and the assumption of the Acquired Funds liabilities. Each Plan was voted upon by the shareholders of the respective Acquired Fund voting separately.

The number of shares voted is as follows:


Acquired Fund

AZL First Trust Target Double Play Fund

For 11,131,291.316

Against 853,009.724

Abstain 651,653.370

% of outstanding
For 88.092%
Against 6.751%
Abstain 5.157%


AZL PIMCO Fundamental IndexPLUS Total Return Fund


For 2,358,079.501

Against 100,961.906

Abstain 180,000.444


% of outstanding
For 89.354%

Against 3.826%

Abstain 6.821%

AZL TargetPLUS Equity Fund

For 10,494,192.090

Against 508,302.933

Abstain 639,848.707


% of outstanding
For 90.138%

Against 4.366%

Abstain 5.496%


On October 21, 2009, there was a special joint meeting of shareholders of the AZL BlackRock Growth Fund and AZL Columbia
Technology Fund.

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL BlackRock Growth Fund, which is a series of the Allianz Variable Insurance Products Trust (the VIP Trust), and the AZL BlackRock Capital Appreciation Fund (the Acquiring Fund), which is another series of the VIP Trust;

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL Columbia Technology, also a series of the VIP Trust, and the Acquiring Fund; and

Under all of the Plans, the Acquiring Fund would acquire all of the assets and assume all of the liabilities of each Acquired Fund in exchange for shares of the Acquiring Fund, which would be distributed proportionately to the shareholders of the Acquired Funds in complete liquidation of the Acquired Funds, and the assumption of the Acquired Funds liabilities. Each Plan was voted upon by the shareholders of the respective Acquired Fund voting separately.
The number of shares voted is as follows:

Acquired Fund

AZL BlackRock Growth Fund

For 22,132,036.698

Against 1,072,333.979

Abstain 1,625,088.062

% of outstanding
For 89.136%
Against 4.319%
Abstain 6.545%



Columbia Technology Fund


For 9,871,309.257

Against 388,770.406

Abstain 823,459.057


% of outstanding
For 89.063%

Against 3.508%

Abstain 7.430%




On October 21, 2009, there was a special joint meeting of shareholders of the AZL JPMorgan Large Cap Equity Fund.

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL JPMorgan Large Cap Equity Fund, which is a series of the Allianz Variable Insurance Products Trust (the VIP Trust), and the AZL JPMorgan U.S. Equity Fund (the Acquiring Fund), which is another series of the VIP Trust;

Under the Plan, the Acquiring Fund would acquire all of the assets and assume all of the liabilities of each Acquired Fund in exchange for shares of the Acquiring Fund, which would be distributed proportionately to the shareholders of the Acquired Funds in complete liquidation of the Acquired Fund, and the assumption of the Acquired Funds liabilities. Each Plan was voted upon by the shareholders of the respective Acquired Fund voting separately.

The number of shares voted is as follows:

Acquired Fund

AZL JPMorgan Large Cap Equity Fund

For 9,623,271.138
Against 485,424.204
Abstain 955,502.948


% of outstanding
For 86.977%

Against 4.387%

Abstain 8.636%



On October 21, 2009, there was a special joint meeting of shareholders of the AZL Oppenheimer Global Fund.

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL Oppenheimer Global Fund, which is a series of the Allianz Variable Insurance Products Trust (the VIP Trust), and the AZL Van Kampen International Equity Fund (the Acquiring Fund), which is another series of the VIP Trust;

Under the Plan, the Acquiring Fund would acquire all of the assets and assume all of the liabilities of the Acquired Fund in exchange for shares of the Acquiring Fund, which would be distributed proportionately to the shareholders of the Acquired Fund in complete liquidation of the Acquired Funds, and the assumption of the Acquired Funds liabilities. Each Plan was voted upon by the shareholders of the respective Acquired Fund voting separately.

The number of shares voted is as follows:

Acquired Fund

AZL Oppenheimer Global Fund

For 2,195,783.015

Against 61,615.756

Abstain 180,952.610

% of outstanding
For 18.708%
Against 0.525%
Abstain 1.542%



On October 21, 2009, there was a special joint meeting of shareholders of the AZL Oppenheimer International Growth Fund.

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL Oppenheimer International Growth Fund, which is a series of the Allianz Variable Insurance Products Trust (the VIP Trust), and the AZL
AIM International Equity Fund (the Acquiring Fund), which is another series of the VIP Trust;

Under the Plan, the Acquiring Fund would acquire all of the assets and assume all of the liabilities of the Acquired Fund in exchange for shares of the Acquiring Fund, which would be distributed proportionately to the shareholders of the Acquired Funds in complete liquidation of the Acquired Funds, and the assumption of the Acquired Funds liabilities. Each Plan was voted upon by the shareholders of the respective Acquired Fund voting separately.

The number of shares voted is as follows:

Acquired Fund

AZL Oppenheimer International Fund

For 8,849,962.817

Against 429,480.529

Abstain 632,089.974

% of outstanding
For 89.290%
Against 4.333%
Abstain 6.377%




On October 21, 2009, there was a special joint meeting of shareholders of the AZL NACM International Fund and AZL Schroder International Small Cap Fund.

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL NACM International Fund, which is a series of the Allianz Variable Insurance Products Trust (the VIP Trust), and the AZL International Index Fund (the Acquiring Fund), which is another series of the VIP Trust;

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL Schroder International Small Cap Fund, also a series of the VIP Trust, and the Acquiring Fund; and

Under both Plans, the Acquiring Fund would acquire all of the assets and assume all of the liabilities of each Acquired Fund in exchange for shares of the Acquiring Fund, which would be distributed proportionately to the shareholders of the Acquired Funds in complete liquidation of the Acquired
Funds, and the assumption of the
Acquired Funds liabilities. Each Plan was voted upon by the shareholders of the respective
Acquired Fund voting separately.
The number of shares voted is as follows:

Acquired Fund


AZL NACM International Fund
For 1,635,536.403

Against 23,754.979

Abstain 73,089.038

% of outstanding
For 94.410%
Against 1.371%
Abstain 4.219%



AZL Schroder International Small Cap Fund

For 3,139,606.977

Against 157,326.446

Abstain 167,331.986


% of outstanding
For 90.628%

Against 4.541%

Abstain 4.830%